FOR IMMEDIATE RELEASE

STERLING CONSTRUCTION COMPANY, INC. ANNOUNCES ELECTION OF
KIP WADSWORTH TO ITS BOARD OF DIRECTORS

Houston, TX — January 21, 2010.  Sterling Construction Company, Inc. (Nasdaq GS:  STRL) (the “Company” or “Sterling”) today announced the election of Kip Wadsworth to its Board of Directors, enlarging the Board to 10 members.

Sterling’s Chairman of the Board of Directors, Patrick T. Manning, said, “I, along with the rest of the Board, would like to welcome Kip as our newest director.  Kip is the president and chief executive officer of Ralph L. Wadsworth Construction Company, LLC, (“RLW”), which Sterling acquired in December 2009.  He brings many years of construction industry, management and strategic planning experience to our Board.”

Mr. Manning added, “RLW, which is headquartered near Salt Lake City, Utah, is in the heavy civil construction business.  Under Kip’s leadership, RLW has focused on the construction of bridges and other structures, roads and highways, and light and commuter rail projects, primarily in Utah, and in obtaining and profitably executing ‘design-build’ and ‘CM/CG’ projects.  Kip has also positioned RLW to be one of the leading Accelerated Bridge Construction (“ABC”) contractors in the nation.  The ABC construction technology is becoming the technology of choice among many state departments of transportation throughout the nation.  We believe the design-build, CM/CG and other alternative project delivery methods are increasingly being used by public sector customers and that Kip and his management team will add to Sterling’s construction expertise in those delivery methods.”

In addition to his responsibilities at RLW, Mr. Wadsworth has served on a variety of construction industry committees, including the board of directors of the Utah Chapter of the Associated General Contractors and the board of directors of the Associated Concrete Paving Association.  He currently chairs the Transportation Committee for the Salt Lake City Chamber of Commerce and is on the board of directors of REDCO, a privately-held renewable energy development company.  Mr. Wadsworth also received the regional Ernst & Young Entrepreneur of the Year award for construction in 2007.

Sterling is a leading heavy civil construction company that specializes in the building and reconstruction of transportation and water infrastructure in large and growing markets in Texas, Nevada and Utah. Its transportation infrastructure projects include highways, roads, bridges and light rail, and its water infrastructure projects include water, wastewater and storm drainage systems.

This press release includes certain statements that fall within the definition of “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties, including overall economic and market conditions, our ability to successfully integrate acquired businesses and realize the anticipated benefits of those acquisitions, competitors’ and customers’ actions, and weather conditions, which could cause actual results to differ materially from those anticipated, including those risks identified in the Company’s filings with the Securities and Exchange Commission. Accordingly, such statements should be considered in light of these risks. Any prediction by the Company is only a statement of management’s belief at the time the prediction is made. There can be no assurance that any prediction once made will continue thereafter to reflect management’s belief, and the Company does not undertake to update publicly its predictions, whether as a result of new information, future events or otherwise.

Contact:
Sterling Construction Company, Inc.                                                                                  Investor Relations Counsel
281-821-9091                                                                        The Equity Group Inc.
Joseph Harper, Sr., or                                                                        Linda Latman 212-836-9609
James H. Allen, Jr.                                                                        Lena Cati  212-836-9611
www.sterlingconstructionco.com                                                                                     www.theequitygroup.com